SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2016

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-27763 (Commission File Number)	88-0397234 (I.R.S. Employer Identification No.)
4026 Wards Rd Ste G1 #271 Lynchburg, VA (Address of principal executive offices)		24502 (Zip Code)

(434) 239-4272 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant

On March 3, 2016, the Sitestar Corporation (the “Company”) appointed Cherry Bekaert LLP (“Cherry Bekaert”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2015. The appointment of Cherry Bekaert was approved by the Audit Committee of the Board of Directors of the Company.

During the Company’s two most recent and the subsequent interim period prior to engaging Cherry Bekaert, neither the Company nor anyone acting on the Company’s behalf consulted Cherry Bekaert: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of SEC Regulation S-K and the related instructions to that item) or a reportable event (as defined in paragraph (a)(1)(v) of Item 304 of SEC Regulation S-K).

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2016, the Company terminated Daniel A. Judd, its Chief Financial Officer. Mr. Judd was the Company’s principal financial officer and principal accounting officer.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial statements of businesses acquired – not applicable
(b)	Pro forma financial information – not applicable
(c)	Shell company transactions – not applicable
(d)	Exhibits – no applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 7, 2016	SITESTAR CORPORATION
By /s/ Steven L. Kiel Steven L. Kiel President and CEO